UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2018

CALADRIUS BIOSCIENCES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33650 (Commission File Number)	22-2343568 (IRS Employer Identification No.)

110 Allen Road, Second Floor, Basking Ridge, NJ 07920
(Address of Principal Executive Offices)(Zip Code)

(908) 842-0100
Registrant's Telephone Number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 2.02 Results of Operations and Financial Condition.

The information in Item 7.01 is incorporated by reference.
Item 5.02 Departure of Directors or Principal Officers; Election of Officers; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

(d)    On November 7, 2018, the board of directors (the “Board”) of Caladrius Biosciences, Inc. (the “Company”)  appointed Ms. Cynthia Schwalm as a Class I member of the Company’s Board effective immediately. Ms. Schwalm will serve as a member of the Audit Committee of the Board and as a member of the Science and Technology Committee of the Board.

Ms. Schwalm was the President and Chief Executive Officer for Ipsen North America, and, prior to Ipsen, she served as President of Eisai Pharmaceuticals, where she oversaw commercial operations, medical affairs and services, alliance management and other functions. She has also held leadership roles at Amgen, Inc. and Johnson & Johnson. Ms. Schwalm has held positions on numerous corporate and non-profit boards, including the Women’s Leadership Advisory Board for the John F. Kennedy School of Government at Harvard University and the board of directors for the Sarah Cannon Oncology Research Institute. She currently serves as a Wharton Business School Leadership Advisor. Ms. Schwalm holds an MBA from the Wharton School of the University of Pennsylvania and a B.S.N. from the University of Delaware.

As a non-employee director, Ms. Schwalm is entitled to receive cash compensation and grants of stock options or other equity awards in accordance with the arrangements in effect for non-employee directors of the Company and its committees. In connection with her appointment to the Company’s Board and the Audit Committee and the Science and Technology Committee of the Board, Ms. Schwalm will receive a grant of restricted stock units of the Company’s common stock, with a value of $60,000, with one-third of the shares vesting annually on each of the first, second and third anniversaries of the grant date.

There are no arrangements or understandings between Ms. Schwalm and any other person pursuant to which she was selected as a member of the Board. The Company is not aware of any transaction in which Ms. Schwalm has an interest requiring disclosure under Item 404(a) of Regulation S-K. On November 8, 2018, the Company issued a press release announcing the appointment of Ms. Schwalm to the Board. A copy of this press release is filed as Exhibit 99.2 to this current report.

Item 7.01 Regulation FD Disclosure.

On November 8, 2018, Caladrius Biosciences, Inc. (the "Company") issued a press release in connection with its 2018 Third Quarter Financial Results. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference.

The Company will conduct a conference call to review its financial results on November 8, 2018 at 4:30 p.m. Eastern Time.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Item 7.01, including Exhibit 99.1 attached hereto, shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as otherwise expressly stated in such filing.

Item 9.01. Financial Statement and Exhibits.

Exhibit No.	Description
99.1	Press release, dated November 8, 2018
99.2	Press release, dated November 8, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALADRIUS BIOSCIENCES, INC.

By: /s/ David J. Mazzo
Name: David J. Mazzo, PhD
Title: President and Chief Executive Officer
Dated: November 8, 2018